Exhibit 10.2

Final Form

EXHIBIT C

FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of [●], 2017, by [●] (“Owner”), in favor of and for the benefit of Origo Acquisition Corporation, a Cayman Islands company (including any successor entity thereto, “OAC”), and each of OAC’s present and future Affiliates, successors and direct and indirect Subsidiaries, including after the Merger (as defined below), the Company (as defined below) and its Subsidiaries (collectively, the “Covered Parties”). Any capitalized term used, but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, OAC, Hightimes Holding Corp., a Delaware corporation (the “Company”), HTHC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of OAC (“Merger Sub”), and Jose Aldeanueva, solely in the capacity thereunder as the OAC Representative (including any successor OAC Representative appointed pursuant to and in accordance with the Merger Agreement, the “OAC Representative”), are parties to that certain Merger Agreement, dated as of July 24, 2017 (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and as a result of which, among other matters, all of the issued and outstanding capital stock of the Company and Company Common Stock Equivalent Securities as of the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive, or otherwise convert into, the Merger Consideration or other consideration (including OAC Assumed Options) as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL;

WHEREAS, Owner is an equity holder of the Company;

WHEREAS, the Company, indirectly through its Subsidiaries, is engaged in the business of (i) paper and electronic publications relating to cannabis and recreational drug use, (ii) the production of trade shows, festivals and events relating to the cannabis and recreational drug use industry, including the “High Times Cannabis Cup”, and (iii) licensing and branding the “High Times” name and similar names (the “Business”);

WHEREAS, in connection with, and as a condition to consummation of the transactions contemplated by the Merger Agreement (the “Transactions”), and to enable OAC to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company and its Subsidiaries, OAC has required that Owner enter into this Agreement;

WHEREAS, Owner is entering into this Agreement in order to induce OAC to consummate the Transactions, pursuant to which Owner will directly or indirectly receive a material benefit;

WHEREAS, Owner, as an equity holder and/or officer and/or employee of the Company and/or its Subsidiaries, has contributed to the value of the Company and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company and its Subsidiaries; and

NOW, THEREFORE, in order to induce OAC to consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner hereby agrees as follows:

1.           Restriction on Competition.

(a)          Restriction. Owner hereby agrees that during the period from the Closing until the third (3rd) anniversary of the Closing (the “Restricted Period”), Owner will not, and will cause its Affiliates not to, without the prior written consent of OAC (which may be withheld in its sole discretion), anywhere within the United States or any other markets in which the Company or its Subsidiaries operates the Business as of the Closing Date (the “Territory”), directly or indirectly engage in the Business as conducted by the Company and its Subsidiaries as of the Closing (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). Notwithstanding the foregoing, Owner and its Affiliates may:

(i)          directly or indirectly engage in any business, or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity, that consists of the cultivation and dispensing of cannabis or the production, purchase, sale or distribution of products or services (other than those specifically included in the definition of the Business) offered or sold to any person or entity engaged in the cultivation, dispensing or use of cannabis; or

(ii)          own passive portfolio company investments of not more than four and 99/100 percent (4.99%) beneficial ownership of any class of outstanding capital stock of a Competitor that is publicly traded on a national stock exchange, so long as Owner and its Affiliates are not involved in the management or control of such Competitor.

(b)          Acknowledgment. Owner acknowledges and agrees, based upon the advice of legal counsel and/or Owner’s own education, experience and training, that (i) Owner possesses knowledge of confidential information of the Company and its Subsidiaries and the Business, (ii) because of Owner’s education, experience and capabilities, the provisions of this Agreement will not prevent Owner from earning a livelihood, (iii) Owner’s execution of this Agreement is a material inducement to OAC to consummate the Transactions and to realize the goodwill of the Company and its Subsidiaries, for which Owner will receive a substantial direct or indirect financial benefit, and that OAC would not have consummated the Transactions but for Owner’s agreements set forth in this Agreement; (iv) it would impair the goodwill of the Covered Parties and reduce the value of the assets of the Covered Parties and cause serious and irreparable injury to the Covered Parties if Owner were to use its ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (v) Owner has no intention of engaging in the Business in the Territory during the Restricted Period (other than on behalf of the Covered Parties), (vi) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon Owner to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vii) the Covered Parties conduct and intend to conduct the Business everywhere in the Territory where legally permitted under applicable state laws and compete with other businesses that are or could be located in any part of the Territory where legally permitted under applicable state laws, (viii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (ix) the consideration provided to Owner under this Agreement and the Merger Agreement is not illusory, and (x) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

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2.           No Solicitation; No Disparagement.

(a)          No Solicitation of Employees and Consultants. Owner agrees that, during the Restricted Period, Owner will not, without the prior written consent of OAC (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of Owner’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, Owner will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment from Owner (or other Person whom Owner is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of Owner (or such other Person whom Owner is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally, so long as such Covered Personnel is not hired. For purposes of this Agreement, “Covered Personnel” means any Person who is or was an employee, consultant or independent contractor of a Covered Party as of the date of the relevant act prohibited by this Section 2(a) or during the one (1) year period preceding such date.

(b)          Non-Solicitation of Customers and Suppliers. Owner agrees that, during the Restricted Period, Owner will not, without the prior written consent of OAC (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of Owner’s duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client, customer or advertiser of any Covered Party or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, for a purpose competitive with a Covered Party. For purposes of this Agreement, a “Covered Customer” means any Person who is or was an actual customer, client or advertiser (or prospective customer, client or advertiser with whom a Covered Party actively marketed or made or took specific action to make a proposal) of a Covered Party, as of the date of the relevant act prohibited by this Section 2(b) or during the one (1) year period preceding such date.

(c)          Non-Disparagement. Owner agrees that, from and after the Closing, Owner will not directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict Owner from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by Owner against any Covered Party under this Agreement, the Merger Agreement or any other Ancillary Document that is asserted by Owner in good faith.

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3.           Confidentiality. From and after the Closing, Owner will, and will cause its Representatives to, keep confidential and not (except, if applicable, in the performance of Owner’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of OAC (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical information, computer hardware or software, administrative, management, operational, data processing, financial, marketing, sales, human resources, business development, leasing, financing, strategic planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (A) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers, advertisers or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers, advertisers or customers to be kept in confidence. Covered Party Information also includes information disclosed to any Covered Party by third parties to the extent that a Covered Party has an obligation of confidentiality in connection therewith. The obligations set forth in this Section 3 will not apply to any Covered Party Information where Owner can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation, with respect to such material or information; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of Owner or any of its Representatives; (iii) is already in the possession of Owner at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by Owner’s documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) such Owner cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, Owner and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed).

4.           Notification to Subsequent Employer. Owner agrees that, during the Restricted Period, any Covered Party may notify any Person employing or otherwise retaining the services of Owner or evidencing an intention of employing or retaining the services of Owner the existence and provisions of this Agreement.

5.           Representations and Warranties. Owner hereby represents and warrants, to and for the benefit of the Covered Parties, as of the date of this Agreement and as of the Closing, that: (a) Owner Party has full power and capacity to execute and deliver, and to perform all of Owner’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of Owner’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which Owner is a party or otherwise bound. By entering into this Agreement, Owner certifies and acknowledges that Owner has carefully read all of the provisions of this Agreement, and that Owner voluntarily and knowingly enters into this Agreement.

6.           Remedies. The covenants and undertakings of Owner contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. Owner agrees that, in the event of any breach or threatened breach by Owner of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to obtain the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Merger Agreement or the other Ancillary Documents that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or posting bond or security, which Owner expressly waives. Owner hereby consents to the award of any of the above remedies to the applicable Covered Party in connection with any such breach or threatened breach. Owner hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with Owner) under or in connection with the Merger Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

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7.           Survival of Obligations. The expiration of the Restricted Period will not relieve Owner of any obligation or liability arising from any breach by Owner of this Agreement during the Restricted Period. Owner further agrees that the time period during which the covenants contained in Section 1 and Section 2 of this Agreement will be effective will be computed by excluding from such computation any time during which Owner is in violation of any provision of such Sections.

8.           Miscellaneous.

(a)          Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to OAC or any other Covered Party at or prior to the Closing, to:

Origo Acquisition Corporation
708 Third Avenue
New York, NY 10017
Attention: Jose M. Aldeanueva, CFO
Tel: (212) 634-4512
Email: jaldea@aol.com

with a copy (that will not constitute notice) to:

Ellenoff Grossman & Schole, LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attn:    Douglas Ellenoff, Esq.
             Stuart Neuhauser, Esq.
Fax:      (212) 370-7889
Tel:      (212) 370-1300
Email:  ellenoff@egsllp.com
            sneuhauser@egsllp.com

If to OAC or any other Covered Party after the Closing, to the OAC Representative at: Jose M. Aldeanueva [_____________] [_____________] Tel: [___________] Email: jaldea@aol.com with a copy (that will not constitute notice) to:

Ellenoff Grossman & Schole, LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attn:    Douglas Ellenoff, Esq.
             Stuart Neuhauser, Esq.
Fax:      (212) 370-7889
Tel:      (212) 370-1300
Email:   ellenoff@egsllp.com
             sneuhauser@egsllp.com

If to Owner, to: the address below Owner’s name on the signature page to this Agreement.

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(b)          Integration and Non-Exclusivity. This Agreement, the Merger Agreement and the other Ancillary Documents to which Owner is a party or bound contain the entire agreement between Owner and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of Owner, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Merger Agreement and any other written agreement between Owner and any of the Covered Parties. Nothing in the Merger Agreement will limit any of the obligations, liabilities, rights or remedies of Owner or the Covered Parties under this Agreement, nor will any breach of the Merger Agreement or any other agreement between Owner and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between Owner and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to Owner.

(c)          Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. Owner and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. Owner will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d)          Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by Owner, OAC and the OAC Representative. No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party (and if such waiving party is a Covered Party, the OAC Representative), and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e)          Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with, the Laws of the State of New York without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the Specified Courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court and (c) waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law or in equity. Each party irrevocably consents to the service of the summons and complaint and any other process in any Action arising out of or relating to this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 8(a). Nothing in this Section 8(e) shall affect the right of any party to serve legal process in any other manner permitted by Law.

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(f)          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(f). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8(f) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(g)          Legal Fees. In the event of any Action between a Covered Party and Owner arising out of, related to, or in connection with this Agreement, the non-prevailing party in such Action will pay its own expenses and the reasonable expenses, including reasonable attorneys’ fees and costs, incurred by the other party.

(h)          Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon Owner and Owner’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of Owner. Owner agrees that the obligations of Owner under this Agreement are personal and will not be assigned by Owner. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(i)          Authorization on Behalf of the Covered Parties. The parties acknowledge and agree that the OAC Representative is authorized and shall have the sole right to act on behalf of Purchaser and the other Covered Parties under this Agreement, including the right to enforce Purchaser’s rights and remedies under this Agreement. Without limiting the foregoing, in the event that Owner serves as a director, officer, employee or other authorized agent of a Covered Party, Owner shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

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(j)          Construction. Owner acknowledges that Owner has been represented by counsel, or had the opportunity to be represented by counsel of Owner’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; and (v) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(k)          Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(l)          Effectiveness. This Agreement shall be binding upon Owner upon Owner’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

{[Remainder of Page Intentionally Left Blank; Signature Page Follows}

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

Owner:

___________________________________________
Print Name:

Address for Notice:

Address:____________________________________
___________________________________________
___________________________________________
Facsimile No.:________________________________
Telephone No.:_______________________________
Email:______________________________________

Acknowledged and accepted as of the date first written above:

OAC:

ORIGO ACQUISITION CORPORATION

By:

Name: Jose Aldeanueva
Title: Chief Financial Officer

The OAC Representative:

Jose Aldeanueva, solely in his capacity as the
OAC Representative

[Signature Page to Non-Competition Agreement]